EXHIBIT 10.3
                                                                     TRANSLATION

                                  CONTRACT NO.:




              CONTRACT OF THE GRANT OF STATE-OWNED LAND USE RIGHTS








          Supervised by Land and Resources Department of Hebei Province

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                                DIRECTION FOR USE

     ONE. Contract of the Grant of State-owned Land Use Rights includes the Contract and the Exhibit, the Granted Urban Land Area Map.

     TWO. The Transferor of this Contract shall be the administration department of local government that has authorities to grant land use rights.

      THREE. The Article IV of the Contract on the usage of the land, should be filled in according to the two categories of land as defined in the Cities Cadastral Survey Regulation, for multi-purpose land, indicate the area to be used for each type of activity and ratio.

      FOUR.The Article V of the Contract on the condition of the land should be filled in based on the condition agreed by both parties. Those making up this transfer procedure for the land previously granted should choose Item (3); for the land waiting to be developed, choose Item (1) or Item (2) based on the development level agreed by the Transferor at the time of hand over; choose Item
(1) if the Transferor agreed to flat the land at the time of hand over; choose Item (2) if the land has not been flattened or demolition was not completed at the time of the hand over, and explain the building or any other structure that is pending to be completed for demolition. The condition of infrastructure set up shall be filled in according to the agreement between the parties, as "7 connections", "3 connections", etc, and specify the details, such as "road connection, electricity supply, water supply" etc.

      FIVE.In Article IX regarding the payment method for grant premium, if both parties agree on one time payment, choose Item (1), for those making installments, choose Item (2).

      SIX. In Article XXI, for house development, choose Item (1); for land development, choose Item (2).

      SEVEN. In Article XLI regarding effective date of the contract, if the urban land grant plan has been approved by government, choose Item (1); if the urban land grant plan has not been approved by government, choose Item (2).


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              CONTRACT OF THE GRANT OF STATE-OWNED LAND USE RIGHTS

CHAPTER ONE          GENERAL

     ARTICLE I Parties of this Agreement:

     Transferor:    Land and Real Estate Department of Lang Fang Development
                    Zone of Hebei Province of People's Republic of China;

     Transferee:    American Metal Technology (Lang Fang) Co., Ltd.

     The Parties, pursuant to the PRC Law on Land Management, the PRC Law on the Management of Urban Real Estate, and the PRC Contract Law and other related laws, regulations and the policies and rules of local government, on the basis of equality, free will, with consideration and good faith, entered into this contract.

     ARTICLE II The Transferor grants the land use right pursuant to legal authorization, the ownership of the land being granted belongs to the People's Republic of China (the "PRC"). The State has judicial jurisdiction, the administrative authority, and all other exercisable rights according to laws and regulations of the PRC and all necessary rights and interests in acting for the social benefit of general public. All hidden resources, buried objects and municipal administration public facilities, are not within the scope of the land-use-right being granted.

         CHAPTER TWO TRANSFER OF THE LAND AND PAYMENT OF GRANT PRENIMUM

      ARTICLE III The Land granted by the Transferor to the Transferee is located at East side of Meison and North of the Lang Fang Development Zone garden, Urban Land Number: 0907009, size of urban Land is thirty thousand two hundred ninety-one point three square meters (30,291.3 square meters), among which, the area of the Land being granted is thirty thousand two hundred ninety-one point three square meters (30,291.3 square meters). Refer to the Granted Urban Land Area Map for the end points grid reference on this field.

      ARTICLE IVUnder the agreement, the usage of the granted urban land should be for industrial use.

      ARTICLE V The Transferor agrees to transfer the urban land to the Transferee prior to September 1, 2004, the Transferor agrees that the urban land will achieve the conditions listed under Item (1):

     (1) The land should be flattened and its infrastructure should achieve the following seven connections, which are connections of road, water supply, waste water draining system, electricity supply, heat supply, network communication, and natural gas supply.

      ARTICLE VI The land use right granted under this agreement should be for a term of fifty years, from the date the Transferor hand over the land to Transferee. For those making up this transfer procedure for the land previously granted, the start date of the term shall be the date of signature of this Contract.

      ARTICLE VII The grant premium per square meter of the urban land defined in this contract is RMB One Million Five Hundred Thousand Yuan (RMB 1.5 million); total amount is RMB Four Million Five Hundred Forty-three Thousand and Seven Hundred Yuan (RMB 4,543,700)

      ARTICLE VIII Within ________ days after both parties sign on this contract, the Transferee should pay to the Transferor RMB _________________ as a deposit for the Contract. The deposit will be deducted against the grant premium.


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      ARTICLE IX The Transferee agrees to submit payment of grant premium stated
above to the Transferor according to Item (1) of this article.

      Item (1) Within 7 days from the signature date of this Contract, remit one time payment of full grant premium as stated above.

      Item (2) Make _______ installments according to dates listed below to the Transferor on the grant premium.

      First payment RMB __________________________________________________ yuan,
Date of payment: Before _____ year _______ month ______ day.

     Second payment RMB __________________________________________________ yuan,
Date of payment: Before _____ year _______ month ______ day.

     No. __ payment RMB __________________________________________________ yuan,
Date of payment: Before _____ year _______ month ______ day.

     No. ___ paymentRMB __________________________________________________ yuan,
Date of payment: Before _____ year _______ month ______ day.

     For those making installments on the grant premium, the Transferee should also pay for related interests according to same period bank loan interest rate on the second payment and payments thereafter.

     ARTICLE X. After the Transferee receives the land use right, it shall pay the land use fee to the Transferor on the basis of RMB 1 yuan per square meter per year, payment should be made on the June 30 of every year.

         CHAPTER THREE DEVELOPMENT, CONSTRUCTION AND UTILIZATION OF LAND

     ARTICLE XI Within thirty days of the signature on the Contract, both parties should examine the boundary pillars according to the Granted Urban Land Area Map. The Transferee shall carefully protect the boundary pillars, shall not move the pillars without authorization. If the boundary pillar was moved or destroyed, the Transferee shall immediately submit written report to the Transferor, and apply for a re-examination of the field and to fix the boundary pillar.

     ARTICLE XII. The newly constructed building by the Transferee should be in accordance to the following requirements:

     Nature of main building structure ____________________________________;
     Nature of supplementary building structures __________________________; Construction volume rate _____________________________________________;
     Construction density _________________________________________________;
     Construction height __________________________________________________;
     Green field ratio ____________________________________________________;
     Other land usage requirements ________________________________________;
     All requirements shall base on the floor plan after the floor plan is approved.

     ARTICLE XIII. The Transferee agrees to carry out construction on following projects on the granted land and transfer the title to Government without consideration;

(1)   ___________________/___________________;
(2)   ___________________/___________________;
(3)   ___________________/___________________;

     (Translation note: above 3 lines were crossed out)


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     ARTICLE XIV The Transferee agrees to start construction prior to September
1, 2004, and complete investment and construction within 2 years.
     For those who cannot start construction on time, the Transferee shall apply for an extension with the Transferor, the extension shall not exceed one year. Should the Transferor agree to extend time; the date to complete investment and construction shall be calculated from the date the Transferor agrees on the extension.

     ARTICLE XV During construction time, the Transferee shall follow related regulations on constructions relating to utilization of water, gas, waste water draining system, and other facilities that connects with land lines and electricity transformer substations.
     The Transferee accepts that Government may install any types of pipes and pipelines going into, pass by and pass through the granted land for public benefit.

     ARTICLE XVI Within thirty days after the Transferee submits full payment of grant premium according to this contract, the Transferee shall bring this contract, and the receipt of grant premium payment, to apply for the land registration from the Transferor pursuant to regulations, and to obtain the Certificate of State-owned Land Use Rights, and receive the right to use the granted land.
     The Transferor should process land registration procedures within 30 days upon receiving the Transferee's application, and issue the Certificate of State-owned Land Use Rights to the Transferee.

     ARTICLE XVIII Within the grant period, the Transferee must make use of the Land in accordance with the land usage category and required conditions as stated in this contract. For those that need to revise on the land usage category and required conditions, the Transferee has to apply for such from the Transferor by following necessary filing procedures, and obtain the consent from the Transferor. The Transferee shall enter into an amendment of the contract of the grant of land use right or re-enter into a revised contract of the grant of state-owned land use right with the Transferor, with corresponding adjustments on grant premium; and file these changes to update the land registration information.

     ARTICLE XIX Government reserves the right to make changes to the city planning on the granted land, if the original usage of the Land was changed, it will not affect existing structures on the land, but at the time of rebuild, reconstruction, or upon the end of the term and time of renewal of the land use right, for the building and supplementary structures, the Transferee must follow the regulation in effect at that time.

     ARTICLE XX The land use rights received by the Transferee from the Transferor will not be taken back before the end of the term.
     Under special situation, the Transferor might take back the land use right for the benefit of public welfare. The Transferor shall submit proper filings according to related regulation; and compensate the Transferee based the value of above ground building structure, and other attached structures and the value of land use right for the remainder term.

         CHAPTER FOUR TRANSFER, LEASE, COLLATERAL OF THE LAND USE RIGHT

     ARTICLE XXI Once the Transferee has submitted full payment on the grant premium as defined by this Contract, obtained the Certificate of State-owned Land Use Rights, received the rights to use the land, the Transferee has rights to transfer, lease, or collateral part or all of the land described on this Contract; however, the first time the Transferee transfers (including sells, exchange and gift) its remainder term of land use rights, it should have the Transferor to approve that the situation is in accordance with Item (1) listed below:

     (1) The Transferor has made investments and developments according to this Contract, which equals to or exceeds 25% of the total investments.


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     (2) The Transferor has made investments and developments, and under its development, the land achieves the condition for industrial use land or general purpose construction land.

     ARTICLE XXII The parties of transfer or collateral, shall enter into written contracts on the transfer, collateral of the land use rights; If the lease term of the land use rights exceeds six months, the lessor and lessee shall enter into the lease agreement in person.
     The contract for transfer, collateral, lease of the land use right shall not violate Government law, regulation and conditions of this contract.

     ARTICLE XXIII Upon the transfer of land use right, the duties and responsibilities as defined by this Contract and registration documents are also transferred accordingly, the terms of land use right shall be defined as the net number of years by deducting the passed time from the total number of years stated in this contract. If part or all of the land in this contract is leased out, the duties and responsibilities defined in this contract shall continue to be carried by the Transferee.

     ARTICLE XXIV In the event of the transfer, lease, collateral of the land use right, the above ground building structure, and other attached structures are also transferred, leased, or collateralized; in the event of the transfer, lease, collateral of the above ground building structure, and other attached structure, the land use right is also transferred, leased, or collateralized.

     ARTICLE XXV Within 30 days after the parties signing into agreement on the transfer, lease, or collateral of the land use right, the parties shall bring this contract and the agreement on the transfer, lease or collateral and the Certificate of State-owned Land Use Rights, to apply and file for land registration with land administrative departments.

                         CHAPTER FIVE EXPIRATION OF TERM

     ARTICLE XXVI At the expiry of term of this Contract, if the user of the Land wants to continue using the Land described on this contract, the user shall file the extension application one year before the expiration of term, the Transferor shall approve the applicant unless the land is to be returned for public welfare.
     Should the Transferor agrees on the extension, the Transferee shall follow procedures for compensatory grant of land, and re-enter into contract for compensatory grant of land with the Transferor, and remit the grant premium.

     ARTICLE XXVII Upon the expiry of term, if the Transferee didn't file for an extension or has filed for extension according to Article XXVI of this Contract, but was not approved, the Transferee shall return the Certificate of State-owned Land Use Rights; the Transferor shall collect the land use right on behalf of the Country, and cancel the land use right registration according to law.

     ARTICLE XXVIII Upon the expiry of term, if the Transferee didn't file for extension, the land use right defined by this Contract and above ground building structure as well as other attached structures will be collected by the Transferor on behalf of the Country without cost. The Transferor shall maintain normal functionalities of the above ground building structure and attached structures. The Transferee shall not destroy the above ground building and attached structures on purpose. In the event the above ground building, other attached structures, loses functionality, the Transferor can request the Transferee to remove or demolish the building or attached structure, restore land to flattened field.

     ARTICLE XXIX Upon the expiry of term, if the Transferee applied for extension but the Transferor denied the application based Article XXVI of this Contract, the Transferor will collect the land use right without cost on behalf of the Country, but in terms of above ground building and attached structures, the Transferor shall compensate the Transferee based on the value of above ground building, and other attached structures and the value of land use right for the remainder term.


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                            CHAPTER SIX FORCE MAJEURE

     ARTICLE XXXAny party cannot fulfill part or all of this contract because of the force majeure, shall not be responsible for damage, but should take all necessary remedial actions permissible under the condition to reduce the loss caused by the force majeure. Should the principal delay remedial actions, the principal party will not be relieved the responsibility for damage.

     ARTICLE XXXI The party that encounters force majeure, shall notify the other party the situation within 24 hours using mail, telegram, telex, fax and other written methods, and within 3 days of the event, the principal party shall submit a report to the other party on whether it can carry out the remedial actions, partially carry out or need extension.

                 CHAPTER SEVEN LIABILITY FOR BREACH OF CONTRACT

      ARTICLE XXXII The Transferor must submit payment for grant premium on time in accordance with this Contract. If the Transferor cannot submit the grant premium on time, from the date of delinquency, the Transferee shall pay a penalty of 2 percent of the delayed payments per day to the Transferor. For any delinquency that exceeds six months, the Transferor has right to discharge the Contract and collect the Land. The Transferee has no right to request for reimbursement on the grant premium. The Transferor can request the Transferee to pay for other loses caused by the breach of contract.

      ARTICLE XXXIII In the event that the Transferee remits the land use right grant premium on time, the Transferor shall hand over the land according to contract. If the Transferee incurred lost because the Transferor didn't hand over the land on time, for each day of delay, the Transferor shall pay a penalty of 2 percent of the grant premium paid by the Transferee to the Transferee per day. In the event, the Transferor delayed the hand over for more than six months, the Transferee has right to discharge the contract, request the Transferor to reimburse twice of the deposit amount, and return the grant premium that's been submitted. The Transferee can request the Transferor to pay for other loses caused by the breach of contract.

      ARTICLE XXXIV The Transferee shall develop the land according to contract. In the event the Transferee didn't start construction one year after the construction start date stated on this Contract, the Transferor may collect Keep Idol Fee equivalent to and not exceeding 20% of the grant premium; In the event the Transferee didn't start construction for 2 years, the Transferor may collect the land use right without cost; within the term of contract, for the parts not completed on investment and construction, the Transferor may collect the land use right according to Article XX Item (2). Except in the event the delay was caused by government or government related agency's actions or necessary up front preparations for the planned construction.

      ARTICLE XXXV If the land provided by the Transferor doesn't fulfill the land condition defined by this contract, it shall be deemed as a breach of contract. The Transferee has right to request the Transferor to perform its obligations under breach of contract, and request the Transferor to compensate any direct loss caused by the breach of contract.

                       CHAPTER EIGHT NOTICE AND STATEMENT

     ARTICLE XXXVI Any notice and communication required or permitted by this contract, shall be effective upon actual receipt despite the communication method.

     ARTICLE XXXVII If any party changes notification, communication address or bank, bank account, it shall notify the other party its new address, bank or bank account within 15 days of change. If there's any loss incurred due to the delay of notification, the party at fault shall bear the responsibility.


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     ARTICLE XXXVIII At the time of commitment to this contract, the Transferor has duties to answer all questions the Transferee might have relating to this contract.

                CHAPTER NINE APPLICABLE LAW AND DISPUTE SOLUTION

      ARTICLE XXXIX The methods in conclude, effect, interpretation, exercise and dispute solution are all applicable under law of People's Republic of China.

      ARTICLE XL In the event of dispute when exercising this contract, the dispute shall be resolved by consultation between the parties. If it cannot be resolved by consultation, the dispute shall be resolved in accordance to item
(2) of this Article:

(1) Both parties agree to submit the dispute to _____________________ arbitration committee to arbitrate
(2)   File lawsuit with the People's Court

                      CHAPTER TEN SUPPLEMENTARY PROVISIONS

     ARTICLE XLI This contract shall become effective based on Item (2) of this Article.

(1) The plan of the grant of land referred by this agreement has been approved by _______________ government; the agreement shall be effective upon signature by both parties.
(2) The plan of the grant of land referred by this agreement needs to be approved by Lang Fang City government; this contract shall be effective upon the date of approval by Lang Fang City government.

     ARTICLE XLII This contract shall be executed with four counterparts, all serves the same legal effect, the Transferor and the Transferee shall each keep two counterparts.

     ARTICLE XLIII This contract and supplementary provisions total 13 pages, the Contract should be based on version written in Chinese.

     ARTICLE XLIV The amount, area and other numbers in this agreement may be expressed both in capital letter or Roman numeral, the capital letter expression and the Roman numeral shall match. If the two expressions don't match, the Contract should be based on amounts written in Capital letter.

     ARTICLE XLV This Contract is entered into on September 4, 2004 in Lang Fang City of Hebei Province of the PRC.

     ARTICLE XLVI Any matter not covered by this Contract, both parties may enter into addendum upon mutual agreement, which shall constitute same legal effect as this Contract.



Transferor:          (seal)                     Transferee:    (seal)
Address:                                        Address:
Legal representative                            Legal representative
(authorized representative)                     (authorized representative)

(Signature):                                    (Signature):
Telephone:                                      Telephone:
Fax:                                            Fax:
Telegram:                                       Telegram:
Bank:                                           Bank:
Bank Account:                                   Bank Account:
Zip:                                            Zip:



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                          EXHIBIT: URBAN LAND AREA MAP

                                  (Map Omitted)